                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                New York                                 11-2418067
(STATE OF INCORPORATION OR ORGANIZATION)              (I.R.S. EMPLOYER
                                                     IDENTIFICATION NO.)

          388 Greenwich Street
           New York, New York                               10013
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

If this form relates to the                    If this form relates to the
registration of a class of                     registration of a class of
securities pursuant to Section                 securities pursuant to Section
12(b) of the Exchange Act and is               12(g) of the Exchange Act and is
effective pursuant to General                  effective pursuant to General
Instruction A.(c), please check                Instruction A.(d), please check
the following box.       [X]                   the following box.       [ ]

Securities Act registration statement file number to which this form relates:
                                                                   333-119615
                                                                 (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

         TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
         -------------------                    ------------------------------
Stock Market Upturn Notes(SM) Based Upon        The American Stock Exchange
the Dow Jones Industrial Average(SM)
Due 2006

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 10 through 16 of the Registrant's Prospectus dated November 1, 2004 (Registration No. 333-119615), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the Notes" and "Description of the Notes" on pages S-3 through S-7, S-8 through S-11 and S-12 through S-17, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated December 15, 2004, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the securities contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the securities, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2. EXHIBITS.

            99 (A). Prospectus dated November 1, 2004, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated November 1, 2004.

            99 (B). Preliminary Prospectus Supplement describing the Stock Market Upturn Notes(SM) Based Upon the Dow Jones Industrial Average(SM) Due 2006, Subject to Completion, dated December 15, 2004, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated December 16, 2004.

            99 (C). Form of Note.

            99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit
99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

            Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.


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
                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Citigroup Global Markets Holdings Inc.
                                                   (REGISTRANT)

Date: January 24, 2005                   By: /s/ Scott Freidenrich
                                             ----------------------------------
                                             Name: Scott Freidenrich
                                             Title: Executive Vice President
                                                    and Treasurer


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
                                INDEX TO EXHIBITS

Exhibit No.                                     Exhibit
-----------                                     -------
99(A).                       Prospectus dated November 1, 2004, incorporated by
                             reference to the Registrant's filing under Rule
                             424(b)(5) dated November 1, 2004.

99(B).                       Preliminary Prospectus Supplement describing the
                             Stock Market Upturn Notes(SM) Based Upon the Dow
                             Jones Industrial Average(SM) Due 2006, Subject to
                             Completion, dated December 15, 2004, incorporated by reference to the Registrant's filing under Rule
                             424(b)(2) dated December 16, 2004.

99(C).                       Form of Note.

99(D).                       Senior Debt Indenture between Citigroup Global
                             Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current
                             Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant's
                             Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit
                             4(vv) to Post-Effective Amendment No. 1 to
                             Registration Statement No. 333-38931.


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